UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2006

         GEOTEC THERMAL GENERATORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-26315	59-3357040
Commission File Number	IRS Identification No.

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida	33444
(Address of Principal Executive Offices)	(Zip Code)

(561) 276-9960

(Registrant’s Telephone Number, Including Area Code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01 OTHER EVENTS.

On May 2, 2006, a court order (the “Order”) affecting Geotec Thermal Generators, Inc. (“Geotec” or the “Company”) was rendered in the marital dissolution matter styled: Susan Norris v. O’Brian P. Norris, No. 05-4981 FMCE 3890 (Cty. Ct. Broward Cty.) (hereinafter referred to as the “Norris Litigation”).  In the Norris Litigation, Geotec sought to vacate portions of a divorce decree (the “Divorce Decree”) that resulted in the issuance of 57,200,000 shares of Geotec common stock to Susan Norris’ designee, Equities First Holdings, LLC.   Geotec contended that Susan Norris (or any other person or entity) has never tendered any money or services (i.e., consideration) for the shares of Geotec common stock that she sought to obtain as a “marital asset” in the Norris Litigation.  In the May 2, 2006 Order, the court stated that the Divorce Decree “does not bind Geotec.”  Accordingly, the Company instructed its transfer agent to cancel the 57,200,000 shares of its common stock issued to Susan Norris’ designee, Equities First Holdings, LLC and such shares have been cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:/s/

Bradley T. Ray

Bradley T. Ray, Chief Executive Officer

DATED:  May 9, 2006